EXHIBIT 11

            INTERDIGITAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                               THREE MONTHS
                                                                  ENDED
                                                                 MARCH 31,
                                                                  1996
                                                               -------------
COMPUTATION OF PRIMARY
EARNINGS (LOSS) PER SHARE:
Net Income (Loss) Applicable to Common Shareholders              $ 3,898
                                                                 =======

Weighted Average of Primary Shares:
    Common Stock                                                  44,905
Assumed Conversion of Options and Warrants                         4,077
                                                                 -------
                                                                  48,982
                                                                 =======
                                                                 $   .08
                                                                 =======

A calculation for the three month period ended March 31, 1997 has not been presented since the effect of the options and warrants would be anti-dilutive.


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